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                                                                     Exhibit 6.3

                               FIRST AMENDMENT TO
                      PLAN AND AGREEMENT OF REORGANIZATION

         THIS FIRST AMENDMENT TO PLAN AND AGREEMENT OF REORGANIZATION (this "Amendment") effective as of May 15, 1997 is among Dalescott, Inc., a Delaware corporation formerly known as Scottsdale Technologies, Inc., Scottsdale Technologies, Inc., a Delaware corporation formerly known as WO Consulting, Inc., Eric J. Schedeler and C. Kimball McCusker.

                                    RECITALS

         A. The parties hereto have executed and delivered that certain Plan and Agreement of Reorganization ("Reorganization Agreement").

         B. The parties desire to amend the Reorganization Agreement in certain respects.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Definitions. Any capitalized term not defined herein shall have the meaning ascribed to such term in the Reorganization Agreement.

         2. Amendment to Reorganization Agreement. Section 2.1 of the Reorganization Agreement is hereby amended to delete the reference to "550,000 shares of Common Stock" and to substitute a reference to "650,000 shares of Common Stock" in lieu thereof.

         3. Counterparts; Effect. This Amendment may be signed in counterparts and shall be effective only for the specific purposes set forth herein. Except as modified by this Amendment, the terms covenants and provisions of the Reorganization Agreement are hereby ratified and confirmed and shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment on September 17, 1997 to be effective as of May 15, 1997.
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DALESCOTT, INC.


By: /s/  ERIC J. SCHEDELER                            /s/  ERIC J. SCHEDELER
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         Eric J. Schedeler                            Eric J. Schedeler


SCOTTSDALE TECHNOLOGIES, INC.


By: /s/  STUART N. RUBIN                              /s/  C. KIMBALL MCCUSKER
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         Stuart N. Rubin                              C. Kimball McCusker
         Chief Financial Officer